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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data -- Horizon Companies" and "Experts" and to the use of our report dated
July 26, 1996, with respect to the combined financial statements of Selected Systems of Horizon Cellular Telephone Company, L.P. included in the Registration Statement (Form S-1 No. 333-_____) and related Prospectuses of Sygnet Wireless, Inc. for the registration of $110,000,000 of its Senior Notes due 2006 and for the registration of 3,750,000 shares of its Class A Common Stock.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
August 9, 1996